Exhibit 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Lanbo Financial Group, Inc. on Form 10-QSB for the quarter ended September 30, 2005 as filed with the Securities and Exchange Commission (the "Report"), the undersigned, Pingji Lu, Chief Executive Officer and Chairman of the Board of Lanbo Financial Group, Inc., and Yulong Wan, Chief Financial Officer, certify, pursuant to 18 U.S.C.
Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1. The report fully complies in all material respects with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lanbo Financial Group, Inc. as of and for the period covered by the Report.

      Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.



Dated:  November  14, 2005                      /s/ Pingji Lu
                               -------------------------------------------------
                               Pingji Lu
                               Chief Executive Officer and Chairman of the Board


Dated:  November  14, 2005                      /s/ Yulong Wan
                               -------------------------------------------------
                               Yulong Wan
                               Chief Financial Officer